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PETERSON SULLIVAN P.L.L.C.
601 Union Street  Suite 2300  Seattle WA  98101  (206) 382-7777 fax 382-7700
                                                Certified Public Accountants





                 Consent of Independent Auditors
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We hereby consent to the incorporation by reference in the registration statements (No. 333-15831 and 333-15829) on Forms S-8 of Ichor Corporation and Subsidiaries of our report dated February 21, 1997, relating to the balance sheet of Ichor Corporation and Subsidiaries as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the eleven months ending December 31, 1996, which report appears in the Annual Report of Form 10-K for the year ended December 31, 1996 of Ichor Corporation and Subsidiaries.


                                          /s/ Peterson Sullivan   P.L.L.C.


February 21, 1997
Seattle, Washington